Exhibit 99.1

          MOVIE GALLERY DECLARES QUARTERLY DIVIDEND OF $0.03 PER SHARE

    DOTHAN, Ala., Dec. 30 /PRNewswire-FirstCall/ -- Movie Gallery (Nasdaq: MOVI) today announced that the Board of Directors has declared a dividend to common stockholders of $0.03 per share, payable on January 25, 2005, to stockholders of record at the close of business on January 11, 2005.

    This represents the fifth consecutive quarterly dividend paid by the Company.

    About Movie Gallery
    Movie Gallery currently owns and operates more than 2,475 video specialty stores located throughout North America. Movie Gallery is the leading home video specialty retailer focused on the urban, suburban, and rural markets.

     Contact:  Thomas D. Johnson, Jr.
     SVP-Investor Relations
     (334) 702-2400

SOURCE  Movie Gallery, Inc.
    -0-                             12/30/2004
    /CONTACT: Thomas D. Johnson, Jr., SVP-Investor Relations of Movie Gallery, +1-334-702-2400/
    /Web site:  http://www.moviegallery.com /
    (MOVI)